Exhibit 32.1

Certification of
Donald D. Wolf, Chief Executive Officer
of Westport Resources Corporation

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q/A (the “Form 10-Q/A”) for the quarter ended June 30, 2004 of Westport Resources Corporation (the “Issuer”).

I, Donald D. Wolf, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q/A fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 5, 2004.

	By:	/s/ DONALD D. WOLF

	Name: Title:	Donald D. Wolf Chief Executive Officer
Subscribed and sworn to before me this 5th day of February, 2004.

By:	/s/ DEBRA K. ROGERS

Name: Title:	Debra K. Rogers Notary Public My commission expires: 12/07/05